Exhibit 99.1

McEwen Copper Options Elder Creek Project to Rio Tinto

TORONTO, Sep 6, 2022 - McEwen Copper Inc., a subsidiary of McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), is pleased to announce that it has entered into a binding term sheet with Kennecott Exploration Company (“KEX”), a subsidiary of Rio Tinto, for an option to earn a 60% interest in and joint venture the Elder Creek property in Nevada (see Figure 1) by spending US$18 million.

The principal terms of the agreement are:

•	KEX will have the right to earn a 60% interest in Elder Creek by investing $18 million over a maximum of seven years (the “Expenditure Commitment”).

•	KEX will be the operator of the Elder Creek project during the term of the agreement.

•	Following completion of the Expenditure Commitment, KEX and McEwen Copper will form an unincorporated 60:40 joint venture.

•	Other customary representations, warranties and conditions.

Figure 1 – Elder Creek property location map

About McEwen Copper

McEwen Copper Inc. holds 100% interest in the Los Azules copper project in San Juan, Argentina and the Elder Creek project in Nevada, USA. McEwen Mining Inc. (NYSE/TSX: MUX) owns a 68% share of McEwen Copper.

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About Elder Creek

This Project consists of 577 unpatented mining claims in Humboldt and Lander counties, Nevada. It is prospective for porphyry copper mineralization and well placed in a district hosting several large copper and gold mines, including Marigold, Lone Tree and Phoenix. McEwen Mining Inc. holds a 1.25% net smelter return (NSR) royalty on all the claims that comprise the Elder Creek property.

About Rio Tinto

Rio Tinto is the second largest mining and metals company in the world, operating in 35 countries, and producing the raw materials essential to human progress. It aims to help pioneer a more sustainable future, from partnering in the development of technology that can make the aluminum smelting process entirely free of direct greenhouse gas (GHG) emissions, to providing the world with the materials it needs – such as copper – to build a new low-carbon economy and products like electric vehicles, charging infrastructure and smartphones.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

WEBSITE

www.mcewenmining.com

CONTACT INFORMATION

150 King Street West

Suite 2800, P.O. Box 24

Toronto, ON, Canada

M5H 1J9

Investor Relations:

(866)-441-0690 Toll-Free

(647)-258-0395

Mihaela Iancu ext. 320

info@mcewenmining.com

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